Exhibit 32

             Certification Pursuant to 18 U.S.C. Section 1350
   As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Quarterly Report of Louisville Gas and Electric Company and Kentucky Utilities Company (the "Companies") on Form 10-Q for the period ended September 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge,

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies as of the dates and for the period expressed in the Report.


November 12, 2004

                                 /s/  Victor A. Staffieri
                                 Chairman of the Board, President
                                 and Chief Executive Officer
                                 Louisville Gas and Electric Company
                                 Kentucky Utilities Company


                                 /s/  S. Bradford Rives
                                 Chief Financial Officer
                                 Louisville Gas and Electric Company
                                 Kentucky Utilities Company


The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.